Exhibit 99.1

News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Announces August Operational Update; Sales Increase 57% Compared to August 2016

August Industrial Gas Sales Highest in Company History,

TAMPA, FL – September 11, 2017 -- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, today provided an operational update and preliminary sales results for August 2017. The Company generated $407,234 in sales for the month of August. This represents a 57% increase compared to the same period in the prior year, when the Company generated $259,429 in industrial gas sales. The primary catalyst for growth was success in the new industrial sales division, which was brought online in July of 2017, coupled with strong year-over-year growth in the Company’s Sarasota and Lakeland locations. The first new client in this segment has already become the largest single customer for the Company in less than 60 days.

“We are very pleased with our preliminary sales figures for August,” commented Ermanno Santilli, Chief Executive Officer of MagneGas Corporation. “We were optimistic when we launched our industrial sales division. We saw strong potential as we brought on an experienced industrial sales team, which has since exceeded all our internal expectations. Our strategy has been to first present our MagneGas2 product to new clients, and then deepen these relationships with additional product sales. We have been able to successfully cross-sell high margin industrial gas and welding products into these new industrials clients.”

“August sales results are indicative of the overall direction we are taking the Company,” commented Scott Mahoney, Chief Financial Officer of MagneGas Corporation. “We are constantly evaluating ways to leverage our clients, our products and our people to accelerate revenue growth and cash flows with the least capital requirements. The new industrial sales team required less than $10,000 in initial working capital, which has generated more than $120,000 in revenues in less than 8 weeks. This business initiative has already paid for itself many times over, and we have only scratched the surface of the enormous nationwide revenue and earnings potential.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

The MagneGas IR App is now available for free in Apple's App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.